POWER OF ATTORNEY

     The undersigned hereby appoints and authorizes Stephen E. Hare, Clifford A. Cutchins, IV and Michael J. Allan, and each of them (with full power in granting any of them to act alone) his true and lawful attorneys-in-fact, granting such attorneys the authority in his name and on his behalf to execute, individually and in each capacity stated below, and to file any of the documents referred to below relating to the registration with the Securities and Exchange Commission (the "Commission") and listing on the New York Stock Exchange (the "NYSE") of
(i) shares of one or more additional series of preferred stock of James River Corporation of Virginia, depositary receipts therefor, if any, and any shares of Common Stock or other securities of James River Corporation of Virginia, if any, which may be issuable upon redemption, conversion or exchange thereof and/or
(ii) one or more series of debt securities consisting of debentures, notes and/or other evidences of indebtedness to be distributed by such underwriters as may be selected by management, such documents being: a registration statement to be filed with the Commission; such statements with, or applications to, the regulatory authorities of any state in the United States and any foreign country as may be necessary to permit such shares, receipts or debt securities to be offered in such state and country; any and all other documents required to be filed with respect thereto with any regulatory authority; a listing application with the NYSE; and any and all amendments to any of the foregoing, with all exhibits and documents required to be filed in connection therewith. The undersigned further grants unto said attorneys, and each of them, full power and authority to perform each and every act necessary to be done in order to accomplish the foregoing registration as fully as he himself might do.

     IN WITNESS WHEREOF, the undersigned have signed this power of attorney this 20th day of June, 1994.


/s/ Robert C. Williams                  /s/ Stephen E. Hare
    Robert C. Williams                      Stephen E. Hare
    Chairman of the Board of                Senior Vice President,
    Directors, President and                Corporate Finance and Chief
    Chief Executive Officer                 Financial Officer
    (Principal Executive Officer)           (Principal Financial and
                                            Accounting Officer)



/s/ FitzGerald Bemiss                   /s/ William V. Daniel
    FitzGerald Bemiss                       William V. Daniel
    Director                                Director



/s/ William T. Comfort, Jr.             /s/ Bruce C. Gottwald
    William T. Comfort, Jr.                 Bruce C. Gottwald
    Director                                Director



/s/ Robert M. O'Neil                    /s/ Anne M. Whittemore
    Robert M. O'Neil                        Anne M. Whittemore
    Director                                Director